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                                                                      EXHIBIT 5




                     [Letterhead of Goodwin, Procter & Hoar]





                               November 1, 1994




Houghton Mifflin Company
222 Berkeley Street
Boston, Massachusetts  02116

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 65,000 shares (the "Shares") of Common Stock, par value $1.00 per shares ("Common Stock"), of Houghton Mifflin Company, a Massachusetts corporation (the "Company") to be issued from time to time pursuant to the Company's 1992 Stock Compensation Plan (the "Plan").

        In connection with rendering this opinion, we have examined the Restated Articles of Organization, as heretofore amended and restated, and the Bylaws of the Company, as amended through the date hereof; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement") and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts.

        Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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Houghton Mifflin Company
November 1, 1994
Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  GOODWIN, PROCTER AND HOAR